Prospectus Supplement

(To Prospectus dated August 14, 2015)

Filed Pursuant to Rule 424(b)(3)

Registration No. 333-206417

BARRICK MINING CORPORATION

DIVIDEND REINVESTMENT PLAN

This prospectus supplement (the “Supplement”) is part of, and should be read in conjunction with, the prospectus dated August 14, 2015 (the “Prospectus”) relating to the Barrick Mining Corporation Dividend Reinvestment Plan (the “Plan”).

Effective November 12, 2026, Computershare Trust Company of Canada (“Computershare”) has been appointed the new administrator of the Plan. As a result, all references in the prospectus to CST Trust Company are changed to Computershare Trust Company of Canada or Computershare. Contact information thereof as set forth in the Plan has been revised to reflect Computershare’s contact information.

Information in the Prospectus under the heading “Description of the Plan” should be read in light of the information contained in this Supplement. The full text of the Amended and Restated Dividend Reinvestment Plan is attached as Exhibit 10.1 to Form 6-K filed on November 13, 2026, and is incorporated by reference into the registration statement on Form F-3D (File No. 333-206417). The description of the Plan in the Prospectus, as supplemented by this Supplement, summary does not purport to be complete and is subject to, and qualified in its entirety by, reference to such exhibit.

Except as described above, all terms and conditions of the Plan set forth in the Prospectus remain unchanged.

November 13, 2026